EXHIBIT 10.31.2

                               AMENDMENT No. 1 to

                   EXECUTIVE VARIABLE DEFERRED RETIREMENT PLAN

The Executive Variable Deferred Retirement Plan (the "Plan"), amended and restated as of December 1, 1997, is hereby amended effective December 1. 1999, as follows:

1.   Article 2 Definitions and Certain Provisions

     a.   The definition of "Normal Retirement" is amended to read:

          Normal Retirement. "Normal Retirement" means the termination of a
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          Participant's employment with Employer for reasons other than death on or after the Participant attains age 62.

     b.   The definition of "Second Beneficiary" is deleted in its entirety.

2.   Section 7.7(c) "Second Beneficiary" is deleted in its entirety.

3.   All other terms and conditions of the Plan remain in full force and effect.